Filed Pursuant to Rule 424(b)(3)
SEC File #333-271356

Prospectus Supplement
Dated November 15, 2024 (to Prospectus dated April 24, 2024)

1st FRANKLIN FINANCIAL CORPORATION

This Prospectus Supplement is part of, and should be read in conjunction with, the Prospectus dated April 24, 2024.

This Prospectus Supplement includes the quarterly report to investors filed as Exhibit 13 to the Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2024 of 1st Franklin Financial Corporation, filed with the Securities and Exchange Commission on November 14, 2024.